UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 14, 2005
_________
The Walt Disney Company
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)
500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)
(818) 560-1000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
Signatures
EXHIBIT 99

Item 7.01 Regulation FD Disclosure.
     On September 14, 2005, Thomas O. Staggs, Senior Executive Vice President and Chief Financial Officer of the Registrant, delivered remarks to the Merrill Lynch Media and Entertainment Conference. The text of a portion of Mr. Staggs’ remarks as prepared for delivery is furnished as Exhibit 99 to this report on Form 8-K.
     The Registrant believes that certain statements in the attached transcript may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Registrant’s filings with the U.S. Securities and Exchange Commission, including the Registrant’s annual report on Form 10-K for the year ended September 30, 2004.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit 99	Remarks as prepared for delivery on September 14, 2005, by Thomas O. Staggs, Senior Executive Vice President and Chief Financial Officer of the Registrant, at the Merrill Lynch Media and Entertainment Conference.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company
	By:	/s/ Roger J. Patterson
Roger J. Patterson
Dated: September 14, 2005		Vice President, Counsel